U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PAVMED INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-1214177
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
420 Lexington Avenue, Suite 300
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-203569
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Share of Common Stock and one Warrant	The NASDAQ Stock Market LLC

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Warrants, each exercisable to purchase one Share of Common Stock	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of PAVmed Inc. (the “Company”). The description of the units, common stock and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on April 22, 2015, as amended from time to time (File No. 333-203569) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation (included in the Registration Statement as Exhibit 3.1).

3.2	Certificate of Amendment to Certificate of Incorporation (included in the Registration Statement as Exhibit 3.2).

3.3	By-laws (included in the Registration Statement as Exhibit 3.3).

4.1	Specimen Unit Certificate (included in Amendment No. 3 to the Registration Statement as Exhibit 4.1).

4.2	Specimen Common Stock Certificate (included in Amendment No. 3 to the Registration Statement as Exhibit 4.2).

4.3	Specimen Warrant Certificate (included in Amendment No. 3 to the Registration Statement as Exhibit 4.3).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and PAVmed (included in Amendment No. 3 to the Registration Statement as Exhibit 4.4).

4.5	Form of Unit Purchase Option (included in Amendment No. 5 to the Registration Statement as Exhibit 4.6).

10.3.1	Form of Subscription Agreement (July 2014) (included in the Registration Statement as Exhibit 10.3.1).

10.3.2	Form of Subscription Agreement (November 2014) (included in the Registration Statement as Exhibit 10.3.2).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PAVMED INC.

Date: January 28, 2016	By:	/s/ Dr. Lishan Aklog
Dr. Lishan Aklog
Chief Executive Officer

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